PY-9A1

csfb04_ar5_pts - Price/Yield - 9A1

Balance	$81,400,000.00	Delay	24	Formula	See Below*	WAC(9)	5	WAM(9)	359
Coupon	4.8096	Dated	5/1/04	NET(9)	5.0096	WALA(9)	1
Settle	5/28/04	First Payment	6/25/04

* PAYS GROUP NET WAC LESS [0.2000%] THROUGH MONTH 59, THEN NET WAC LESS [0.3014]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.0052]%
RUN TO EARLIEST OF BALLOON IN MONTH 59 AND 10% CALL							(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

100-18+	4.5463	4.5051	4.4873	4.4584	4.4377	4.4048	4.3442	4.2669	4.1731	4.0702
100-19+	4.5356	4.4930	4.4746	4.4447	4.4233	4.3892	4.3265	4.2465	4.1495	4.0431
100-20+	4.5249	4.4810	4.4618	4.4310	4.4089	4.3737	4.3089	4.2262	4.1259	4.0160
100-21+	4.5143	4.4689	4.4491	4.4173	4.3945	4.3581	4.2912	4.2058	4.1024	3.9889
100-22+	4.5036	4.4568	4.4365	4.4036	4.3800	4.3426	4.2736	4.1855	4.0788	3.9618
100-23+	4.4930	4.4447	4.4238	4.3899	4.3656	4.3271	4.2560	4.1652	4.0553	3.9348
100-24+	4.4824	4.4327	4.4111	4.3763	4.3513	4.3115	4.2384	4.1449	4.0318	3.9077
100-25+	4.4717	4.4206	4.3984	4.3626	4.3369	4.2960	4.2208	4.1246	4.0083	3.8807
100-26+	4.4611	4.4086	4.3858	4.3489	4.3225	4.2805	4.2032	4.1043	3.9848	3.8537
100-27+	4.4505	4.3965	4.3731	4.3353	4.3081	4.2650	4.1856	4.0841	3.9613	3.8267
100-28+	4.4399	4.3845	4.3604	4.3216	4.2938	4.2495	4.1681	4.0638	3.9379	3.7998
100-29+	4.4292	4.3725	4.3478	4.3080	4.2794	4.2341	4.1505	4.0436	3.9144	3.7728
100-30+	4.4186	4.3604	4.3352	4.2944	4.2651	4.2186	4.1330	4.0234	3.8910	3.7459
100-31+	4.4080	4.3484	4.3225	4.2807	4.2508	4.2031	4.1154	4.0031	3.8676	3.7190
101-00+	4.3974	4.3364	4.3099	4.2671	4.2364	4.1877	4.0979	3.9829	3.8442	3.6921
101-01+	4.3868	4.3244	4.2973	4.2535	4.2221	4.1722	4.0804	3.9628	3.8208	3.6652
101-02+	4.3763	4.3124	4.2847	4.2399	4.2078	4.1568	4.0629	3.9426	3.7975	3.6383

WAL	3.26	2.85	2.71	2.50	2.37	2.19	1.91	1.64	1.40	1.21
Principal Window	Jun04 - Apr09	Jun04 - Apr09	Jun04 - Apr09	Jun04 - Apr09	Jun04 - Apr09	Jun04 - Apr09	Jun04 - Apr09	Jun04 - Nov08	Jun04 - Mar08	Jun04 - Sep07
Principal # Months	59	59	59	59	59	59	59	54	46	40

LIBOR_6MO	1.38	1.38	1.38	1.38	1.38	1.38	1.38	1.38	1.38	1.38
LIBOR_1YR	1.83	1.83	1.83	1.83	1.83	1.83	1.83	1.83	1.83	1.83
CMT_1YR	1.548000	1.548	1.548	1.548	1.548	1.548	1.548	1.548	1.548	1.548

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.
									6-May-04

								Sale! Subject to 5.00% Variance